UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2019

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2019, Mr. Jason Brown, age 42, was appointed by the Board of Directors to serve as President and Chief Executive Officer of Evolution Petroleum Corporation and its subsidiaries (the "Company"). Robert Herlin, who has been serving as the Interim Chief Executive Officer, will remain as Chairman of the Board. Mr. Brown is the founder of LongBow Energy ("LongBow"), a private upstream energy company, for which he has served as president for ten years. While Mr. Brown will continue to retain his passive ownership interest in LongBow, as agreed with the Company, he will not participate in any acquisitions activity for LongBow or any of its clients.

He previously was a co-founder of Halcon Resources Corporation where he was Vice President of Corporate Development for four years. Earlier in his career he was employed by RBC Richardson Barr, focused on acquisitions and divestitures, and by Petrohawk Energy as an asset manager. Mr. Brown began his engineering career with the Williams Companies and is a licensed professional engineer. He earned his B.S. degree in chemical engineering from the University of Tulsa and his MBA from the Mendoza School of Business at the University of Notre Dame.

Under his employment arrangement with the Company, Mr. Brown will have an initial base salary of $325,000.  He will be eligible for an annual short-term incentive award with a target of 100% of his base salary.  His award will be subject to the achievement of certain performance goals.  Mr. Brown will also be eligible for a long-term performance award with a target equal to 150% of this base salary as determined under performance targets set by the Board of Directors.  Contemporaneous with his employment by the Company, Mr. Brown received 48,872 shares of restricted common which vest in three equal amounts on June 30th of 2020, 2021 and 2022. He was also awarded a total of 200,000 performance-based restricted stock units under the 2016 Equity Incentive Plan consisting of four equal tranches, each of which may vest only if its respective stock price requirement is met before the award term expires. Each tranche has a separate stated price requirement and respective vesting will occur only if, before July 1, 2023, the ninety-day trailing average Company stock share price equals or exceeds its tranche price requirement. Mr. Brown receives customary vacation, health insurance, and other benefits available to other employees, is eligible to participate in the Company’s 401(k) plan, and is also covered by the Company’s Change in Control Severance Policy.

Item 7.01 Regulation FD Disclosure

On July 11, 2019, the Company issued a press release announcing the matters described in Item 5.02. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 99.1	Evolution Petroleum Corporation news release dated July 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: July 12, 2019	By:	/s/ DAVID JOE
	Name:	David Joe
	Title:	Senior Vice President and Chief Financial Officer and Treasurer